Exhibit 10(jjjjj)

August 3, 2006

Mr. Shawkat Raslan

Access Worldwide Communications, Inc.

4950 Communications Avenue, #300

Boca Raton, Florida 33431

Re:	Revolving Credit, Term Loan and Security Agreement dated as of June 10, 2003, by and between Access Worldwide Communications, Inc., Ash Creek, Inc., AWWC New Jersey Holdings, Inc., Telemanagement Services, Inc. and TLM Holdings Corp. (“Borrowers”), the Lenders party thereto and CAPITALSOURCE FINANCE LLC, as Agent for the Lenders (the “Agent”) (as amended, supplemented or otherwise modified to date, the “Loan Agreement”)

Ladies and Gentlemen:

Reference is hereby made to the Loan Agreement described above. Capitalized terms used but not defined herein shall have the meanings given them in the Loan Agreement.

Borrowers have advised Agent and Lenders that Borrowers will, on or prior to 4:00 p.m. (eastern time) on August 3, 2006 (such date and time, the “Payoff Deadline”) complete the sale of Telemanagement Services, Inc. (the “Sale”) and will deposit in the Concentration Account (account information listed below), the net proceeds from such Sale.

Bank:

Account:

ABA:

Account Name:

Ref:

Borrowers hereby authorize Agent, upon receipt of good funds in the amount of such net proceeds in the Concentration Account, to pay to itself on its own behalf and on behalf of the Lenders, the aggregate amount set forth as the “Total Payoff Amount” on Schedule 1 hereto (the “Payoff Amount”). The Payoff Amount assumes that no new Advances have been made, and no new collections have been received by Agent or Lenders under the Loan Agreement since the date of issuance of this letter agreement and prior to the Payoff Deadline.

Borrowers hereby acknowledge and agree that if the net proceeds from the Sale are not remitted to Agent to the Lockbox Account or are not received by Agent in the Concentration Account by the Payoff Deadline, the Payoff Amount set forth in this letter agreement shall have no force or effect, Agent and Lenders shall not be bound hereby and Borrowers shall not be entitled to rely hereon.

Upon Agent’s receipt of the Payoff Amount in immediately available funds prior to the Payoff Deadline and receipt by Agent of a copy of this letter agreement executed by Borrowers: (i) all amounts (other than Continuing Obligations and Indemnity Obligations (defined below)) then owing to Agent and Lenders under the Loan Documents shall have been paid in full, (ii) the Loan Documents shall be terminated except to the extent provisions therein survive termination by their terms; (iii) all security

Access Worldwide

August 2, 2006

interests and liens granted to Agent in all collateral of Borrowers pursuant to the Loan Documents shall terminate; (iv) Agent and Lenders authorize Borrowers to prepare and file any and all releases and terminations necessary to terminate any and all UCC financing statements or other Security Documents filed against Borrowers by or on behalf of Agent and Lenders, and Agent and Lenders agree to promptly execute all reasonable and customary lien releases to give effect thereto upon Borrowers’ written request; (v) Agent and Lenders hereby agree to promptly deliver to the Lockbox Bank and any depository institution with which a control agreement is in effect written notice of termination of the Lockbox Agreement, the Lockbox Account and control account arrangements contemplated thereby; and (vi) any amount of net proceeds of the Sale in excess of the Payoff Amount received by Agent in the Concentration Account shall be remitted to Borrowers.

Notwithstanding anything to the contrary contained herein, neither Borrowers nor any Guarantor is released from, and each of them hereby ratifies and confirms their continuing liability to Agent and Lenders for the indefeasible payment and satisfaction in full of the following (collectively, “Continuing Obligations”): (i) any and all indemnity obligations under any of the Loan Documents not yet due and payable and which by their terms survive the termination of the Loan Documents (collectively, the “Indemnity Obligations”); (ii) interest (at the interest rate provided for in the Loan Agreement) upon all amounts owed to Agent and Lenders in respect of the Continuing Obligations, which interest shall accrue from the date on which each such amount is due under the terms of the Loan Documents as in effect immediately prior to the effectiveness hereof, until Agent has received full and final payment thereof in immediately available funds; (iii) all obligations of Borrowers and any Guarantor to Agent and Lenders under this letter agreement; (iv) any reasonable costs and expenses incurred by Agent and Lenders, including without limitation reasonable attorneys’ fees and legal expenses, in connection with the termination of the Loan Documents and the Liens thereunder; and (v) any additional charges, fees or expenses for which Borrowers are obligated to Agent and Lenders not included in the Payoff Amount which are subsequently discovered by Agent and Lenders. In the event any payment made to, or other amount or value received by, Agent or any Lender from or for the account of Borrowers is avoided, rescinded, set aside or must otherwise be returned or repaid by Agent or any Lender whether in any bankruptcy, reorganization, insolvency or similar proceeding involving any Borrower, any of its subsidiaries or otherwise, the indebtedness intended to be repaid thereby shall be reinstated (without any further action by any party) and shall be enforceable against Borrowers and their successors and assigns. In such event, Borrowers shall, be and remain liable to Agent and Lenders for the amount so repaid or recovered to the same extent as if such amount had never originally been received by Agent and Lenders with interest accruing thereon from and after the date such amount is so repaid or recovered.

By execution of this letter agreement, Borrowers and Guarantor acknowledge and confirm that they do not have any offsets, defenses, recoupments or claims against the Agent or any Lender, or any of the Agent’s or any Lender’s parent company, present and former affiliates and subsidiaries, predecessors in interest, present and former officers, agents, directors, attorneys and employees, and the respective heirs, executors, successors and assigns of all of the foregoing, whether past, present or future (collectively with Agent and Lenders, the “Lender Affiliates”), whether asserted or unasserted. To the extent that they may have such offsets, defenses, recoupments or claims, the Borrowers and Guarantor and each of their successors, assigns, affiliates, predecessors, employees, agents, heirs, executors, shareholders and subsidiaries, whether past present or future (collectively with Borrowers and Guarantor, the “Borrowers Affiliates”) as applicable, jointly and severally, release and forever discharge the Agent and Lenders and the Lender Affiliates, of and from any and all manner of action and actions, cause and causes of action, suits, debts, torts, controversies, damages, judgments, executions, recoupments, claims and

Access Worldwide

August 2, 2006

demands whatsoever, asserted or unasserted, in law or in equity which, against the Agent, any Lender and/or the Lender Affiliates, they ever had, now have or which Borrowers Affiliates ever had or now has, upon or by reason of any matter, cause, causes or thing whatsoever, including, without limitation, any presently existing claim, recoupment or defense, whether or not presently suspected, contemplated or anticipated.

From and after the date of Agent’s receipt of the Pay-Off Amount, Borrowers hereby irrevocably direct Agent, and Agent agrees, to forward periodically to Borrowers, pursuant to the instructions listed below (the “Borrowers’ Account”) any collected funds (net of any wire transfer or other fees or expenses of Agent associated therewith and any indemnification amounts described below or any other Continuing Obligations) received by Agent from Borrowers’ Lockbox Accounts in effect pursuant to the Loan Documents on the date hereof and prior to giving effect hereto. In consideration of the foregoing, Borrowers agree to indemnify and hold harmless Agent and Lender from and against any (i) returned or charged-back items, (ii) reversals or cancellations of payment orders or other electronic fund transfers and (iii) overdrafts resulting from adjustments or corrections of previous charges or postings, to the extent that such actions occur with respect to funds transferred to Borrowers pursuant to this paragraph. Agent shall transfer any funds pursuant to this paragraph to Borrowers pursuant to the following instructions:

Bank Name:
City & State:
ABA Routing No.:
Account No.:
Reference:

Borrowers represent and warrant that (i) they are represented by legal counsel of their choice, are fully aware of the terms and contained in this letter agreement and has voluntarily and without coercion or duress of any kind entered into this letter agreement and documents executed in connection with this letter agreement or (ii) they have knowingly and intentionally waived their right to have legal counsel of their choice review and represent them with respect to the negotiation and preparation of this letter agreement.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland, without reference to the conflicts or choice of law principles thereof. This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, and by facsimile, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same letter agreement.

[Remainder of page intentionally left blank.]

Access Worldwide

August 2, 2006

Please acknowledge your receipt of and agreement to the terms and conditions set forth in this letter agreement by executing a copy of this letter agreement in the appropriate space indicated below and returning it to Agent via fax.

Very truly yours,

CAPITALSOURCE FINANCE LLC, as Agent for the Lenders

By:
Name:
Title:

ACKNOWLEDGED AND AGREED TO

this          day of August, 2006:

BORROWERS:

ACCESS WORLDWIDE COMMUNICATIONS, INC.

By:
Name:
Title:

ASH CREEK, INC.

By:
Name:
Title:

AWWC NEW JERSEY HOLDINGS, INC.

By:
Name:
Title:

Access Worldwide

August 2, 2006

TELEMANAGEMENT SERVICES, INC.

By:
Name:
Title:

TLM HOLDINGS CORP.

By:
Name:
Title:

SHAWKAT RASLAN, individually as a Guarantor

Schedule 1

Payoff Amount

Outstanding Principal (Exclusive of Letters of Credit)

105% of Outstanding Letters of Credit

Accrued and Unpaid interest (through Payoff Deadline)

Accrued and Unpaid Collateral Management Fee (through Payoff Deadline)

Accrued and Unpaid Unused Line Fee (through Payoff Deadline)

Legal Fees and Expenses (through Payoff Deadline)

Early Termination Fee

Holdback Reserve

Total Payoff Amount: